Promissory Note dated October 23, 2006 between the Company and Bergen Regional Community Blood Services.
EX-10.91

PROMISSORY NOTE

$250,000.00	October ___, 2006

FOR VALUE RECEIVED, the undersigned, CORD BLOOD PARTNERS, INC., and CORD BLOOD AMERICA, INC., each a California corporation having its principal office at 9000 W. Sunset Boulevard, Suite 400, Los Angeles, California 90069 (together, “Maker”), enter into this Promissory Note (this “Note”) and jointly and severally promise to pay to the order of BERGEN COMMUNITY REGIONAL BLOOD CENTER, a New Jersey nonprofit corporation d/b/a Community Blood Services having its principal office at 800 Kinderkamack Road, Oradell, New Jersey 07649 (the “Holder”) the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) (the “Principal Amount”) in lawful money of the United States of America together with interest on the outstanding portion of the Principal Sum at the rate of twelve percent (12%) per annum, computed from the date hereof.

Principal and interest hereunder shall be payable in twelve (12) equal consecutive monthly installments beginning on the date which is thirty (30) days from the date hereof (the “Commencement Date”).  The entire unpaid Principal Amount, together with all accrued and unpaid interest, fees, and any and all other sums due hereunder, shall be due and payable in full on the first (1st) anniversary of the Commencement Date (the “Maturity Date”).

Notwithstanding the foregoing, Holder shall have the right to accelerate the Maturity Date upon an Event of Default (as defined below), and on such acceleration, the entire Principal Sum and all other sums due hereunder shall be immediately due and payable in full.

As used herein, the term “Default Rate” shall mean a rate of interest of fifteen percent (15%) per annum, but in no event shall the Default Rate be in excess of the Maximum Rate (as hereinafter defined).

If any payment due hereunder is not paid within fifteen (15) days after the due date for such payment, a late charge equal to the lesser of five percent (5%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to the holder of this Note, subject, however, to the limitation that late charges may be assessed only once on each overdue payment.  Said late charges do not constitute interest and shall constitute compensation to the holder of this Note for collection and co-lender administration costs incurred hereunder.  In addition, if any payment of principal is not paid when due, subject to applicable notice and cure periods, the holder of this Note shall have the right, upon written notice to Maker, to impose a rate of interest per annum on such overdue payment equal to the Default Rate and, upon said notice such rate increase shall be effective retroactively as of the date the overdue payment was due and shall remain in force and effect for so long as such default shall continue.  This paragraph shall not be construed as an agreement or privilege to extend the due date of any payment, nor as a waiver of any other right or remedy accruing to the holder of this Note by reason of any default.

Each payment shall be credited first, to Holder’s collection expenses, next to late charges, next to unpaid interest, if any, and the balance, if any, to the reduction of principal.  The interest on this Note, if any, shall be calculated on the basis of actual elapsed days in a 365 day year.

This Note may be prepaid in full at any time without penalty or premium.

This Note is the Promissory Note referred to in that certain Stock Pledge, Escrow and Security Agreement (the “Pledge Agreement”), dated as of the date hereof by Maker in favor of Holder.

Maker and each surety, endorser and guarantor hereof hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law.  No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Maker’s obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker under this Note.

Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with this loan or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note.  The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

If this Note is placed in the hands of an attorney for collection, Maker shall pay all direct costs reasonably incurred, including reasonable attorneys’ fees for legal services in the collection effort whether or not suit be brought.

At the election of the holder of this Note, all payments due hereunder may be accelerated, the Default Rate may be imposed upon the then-unpaid balance of the Principal Sum, and this Note shall become immediately due and payable without notice or demand, upon the occurrence of any of the following events (each an “Event of Default”): (1) Maker fails to pay any amount payable hereunder within fifteen (15) days following the Maker’s receipt of written notice from Holder that Maker failed to make a payment of principal and/or interest required by the terms of this Note on the date such payment was due; (2) Maker fails to perform or observe any other term, covenant or provision of this Note with respect to payment within fifteen (15) days after Maker’s receipt of notice thereof from Holder unless such failure could not be cured using reasonable commercial efforts within such fifteen (15) day period and Maker commences commercially reasonable efforts to cure such failure during such fifteen (15) day period and continues such efforts until such failure is cured; (3) any Maker commences a bankruptcy proceeding under any provision of the United States Bankruptcy Code or a proceeding under any other state or federal bankruptcy or insolvency laws, assignment for the benefit of creditors or similar laws  (an “Insolvency Proceeding”) or an Insolvency Proceeding is commenced against any Maker and any one or more of the following events occur: (a) Maker consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within ninety (90) calendar days of the date of the filing thereof, (4) there exists a default under the Pledge Agreement which default is not cured within any grace period expressly provided therefor in such document, or (5) other than payments due hereunder, any Maker fails to make any payment due to Holder, including, without limitation, payments of trade debt incurred in the ordinary course of business, within thirty (30) days of the date due.  In addition to the rights and remedies provided herein, the holder of this Note may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, all of which rights and remedies shall be cumulative.

If this Note is transferred by the holder in any manner, the right, option or other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.

Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Maker under this Note are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Maker stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Maker and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Maker.

All payments of principal and interest hereunder shall be payable in lawful money of the United States of America exclusive of any taxes imposed by applicable local authorities and shall be made by check or by wire transfer to the account of Holder, pursuant to wiring instructions to be provided to Maker as of the date hereof, or to such other accounts or by such other methods of payment as may be instructed by Holder.

This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to choice of law consideration.  Maker hereby irrevocably and unconditionally:

(a)

submits itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state or federal courts located in Bergen County, New Jersey; provided, that Maker acknowledges that any appeals from those courts may have to be heard by a court located outside of Bergen County, New Jersey, and further provided, that nothing in this Note shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction to enforce or collect on a judgment or other court order in favor of Holder hereunder;

(b)

consents that any such action or proceeding may be brought in such court, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c)

agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law.

This Note may not be changed or terminated orally.

A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

JURY TRIAL WAIVER.  MAKER AND HOLDER AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY MAKER OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  MAKER AND HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, MAKER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  MAKER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT HOLDER WOULD NOT EXTEND CREDIT TO MAKER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

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IN WITNESS WHEREOF, the undersigned have caused this Promissory Note to be duly executed as of the date first above written.

ATTEST:	MAKERS:
___________________________ Name:____________________ Title:_____________________	CORD BLOOD PARTNERS, INC. By:__________________________ Name: Matthew L. Schissler Title: Chairman & CEO
___________________________ Name:____________________ Title:_____________________	CORD BLOOD AMERICA, INC. By:__________________________ Name: Matthew L. Schissler Title: Chairman & CEO

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